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                                                                    EXHIBIT 23.3

                  [ABOWITZ, RHODES & DAHNKE, P.C. LETTERHEAD]

                                October 14, 1997

                        CONSENT OF SPECIAL LEGAL COUNSEL

     We hereby consent to the use of our name in the Prospectus constituting a part of this Registration Statement under the caption "Risk Factors -- No Agreement with American Honda Motor Co., Inc.," as well as the reference to our opinion dated September 30, 1997, and the opinions attributed to us under such caption. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/  ABOWITZ, RHODES & DAHNKE, P.C.

                                          ABOWITZ, RHODES & DAHNKE, P.C.